UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ASTA FUNDING, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Asta Funding, Inc. (the “Company,” “we” or “us”) will convene its annual meeting of stockholders (the “Meeting”) on Wednesday, March 21, 2012. One of the proposals to be considered by our stockholders at the Meeting is the adoption of the Asta Funding, Inc. 2012 Stock Option and Performance Award Plan (the “2012 Plan”). In our definitive proxy statement (the “Proxy Statement”) for the Meeting, we indicated that, if our stockholders approve the 2012 Plan, we will issue further awards under our Equity Compensation Plan (the “Equity Compensation Plan”), until such time as no additional shares remain under the Equity Compensation Plan.

On February 29, 2012, our board of directors adopted amendments to the Equity Compensation Plan and to the Asta Funding, Inc. 2002 Stock Option Plan (the “2002 Plan”). The amendments provide that, effective upon receiving stockholder approval of the 2012 Plan, no additional awards will be issued under the Equity Compensation Plan or the 2002 Plan.

Under the rules of the Securities and Exchange Commission (the “SEC”), this filing may be deemed to be a solicitation by us. We have filed with the SEC and mailed to our stockholders the Proxy Statement in connection with our annual meeting of stockholders to be held on Wednesday, March 21, 2012. The Proxy Statement contains information regarding our directors and executive officers who may be deemed to be participants in this solicitation. The Proxy Statement, the form of proxy card, this filing, and our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, including financial statements, are available on the internet at http://www.proxydocs.com/asfi.